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                                                                     Exhibit A-8

                             PLAN OF REORGANIZATION
                                     BETWEEN
                  NORTHERN INDIANA FUEL AND LIGHT COMPANY, INC.
                                       AND
                           CONSUMERS NATURAL GAS CORP.

     THIS PLAN OF REORGANIZATION, entered into this 23rd day of June, 1975, by and between NORTHERN INDIANA FUEL AND LIGHT CCMPANY, INC. (NORTHERN INDIANA
FUEL), and CONSUMERS NATURAL GAS CORP. (CONSUMERS):

          WITNESSETH THAT:

     WHEREAS, NORTHERN INDIANA FUEL is a corporation duly organized and existing under the Indiana General Corporation Act, as amended (Indiana Act), and is engaged principally in the business of owning and operating gas utility properties and rendering gas utility service to the public as a public utility in and adjacent to seventeen cities towns and communities and adjacent rural areas in DeKalb, Steuben, Allen and Noble Counties in Northeastern Indiana; and

     WHEREAS, CONSUMERS is a corporation duly organized and existing under the Indiana Act, is a wholly-owned subsidiary of NORTHERN INDIANA FUEL, and is engaged principally in the business of owning and operating gas utility properties and rendering gas utility service to the public as a public utility in and adjacent to the City of Angola, Steuben County, and rural areas nearby; and

     WHEREAS, in order to effect certain administrative, managerial and financial economies and benefits, it is desirable that such corporations enter into this Plan of Reorganization pursuant to the terms and conditions of which
(1) subject to all necessary approvals of the Public Service Commission and the shareholders and long-term debtholders of NORTHERN INDIANA FUEL and CONSUMERS, CONSUMERS shall be merged into NORTHERN INDIANA FUEL and, as a result of which, NORTHERN INDIANA FUEL shall acquire all of the properties and business of CONSUMERS,

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subject to its debts, liabilities and obligations, and the separate existence of
CONSUMERS shall cease, (2) NORTHERN INDIANA FUEL shall continue in effect in the territory served by CONSUMERS the existing rates, rules and regulations of CONSUMERS for all classifications of gas service under the rates, rules and regulations established and placed in effect therefore by CONSUMERS pursuant to the order of the Public Service Commission of Indiana (Commission) as finally approved on March 19, 1975; and (3) each of the presently outstanding 1,125 shares of 6% Cumulative Preferred Stock Series A of the par value of $100 per share of CONSUMERS shall be exchanged, share for share, for 1,125 shares of a new issue of Cumulative Preferred Stock, of the par value of $100 per share, of NORTHERN INDIANA FUEL to be entitled "6% Cumulative Preferred Stock Series C" of like terms with those of CONSUMERS' present 6% Cumulative Preferred Stock Series A, such CONSUMERS 6% Cumulative Preferred Stock Series A so received by NORTHERN INDIANA FUEL to be thereafter retired;

     NOW, THEREFORE, In consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, NORTHERN INDIANA FUEL and CONSUMERS do hereby agree to this Plan of Reorganization on the following terms and conditions:

ARTICLE I

Effective Date of Reorganization

     Section 1. Effective Date of Reorganization. The effective date of the Plan of Reorganization and merger provided for herein shall be as of the close of business on August 31, 1975, or such other date as the parties shall designate by mutual agreement (effective date of merger.)

ARTICLE II

Terms of Reorganization

     Section 1. At the closing, the proper Officers of NORTHERN INDIANA FUEL and CONSUMERS shall execute on behalf of each Corporation respectively Articles of

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Merger as required by the Secretary of State of Indiana in order to effectuate the merger herein contemplated, as soon thereafter as possible, NORTHERN INDIANA FUEL shall cause the Articles of Merger to be filed with the Secretary of State of Indiana and to be recorded with the Recorders of the appropriate counties.

     Section 2. All authorized and outstanding shares of common stock of CONUMERS, such shares being owned in their entirety by NORTHERN INDIANA FUEL, and all rights in respect thereof, shall be cancelled forthwith on the effective date of the merger, and the certificates representing such shares shall be surrendered and cancelled.

     Section 3. Forthwith upon the effective date of the merger, each of the outstanding 1,125 shares of the 6 % Cumulative Preferred Stock Series A of the par value of $100 per share of CONSUMERS shall, without any further action, be exchanged for and shall become one (1) share of the 6% Cumulative Preferred Stock Series C of the par value of $100 per share of NORTHERN INDIANA FUEL, such series to have the rights, preferences, powers, and provisions set forth in Exhibit A-1 attached hereto, and, until exchanged for certificates evidencing such shares of 6% Cumulative Preferred Stock Series C of NORTHERN INDIANA FUEL, the certificates evidencing shares of 6% Cumulative Preferred Stock Series A of CONSUMERS shall be deemed for all purposes to evidence a like number of the 6% Cumulative Preferred Stock Series C of NORTHERN INDIANA FUEL.

     Section 4. The Officers and Directors of NORTHEN INDIANA FUEL shall be Officers and Directors of the Surviving Corporation until their successors are duly named and qualified, and the Articles of Incorporation, as amended, and the By-laws of NORTHERN INDIANA FUEL shall continue as Articles of Incorporation and By-Laws of the Surviving Corporation.

     Section 5. Gas Rates, Rules and Regulations. NORTHERN INDIANA FUEL shall continue in effect in the territory served by the Gas Properties the existing rates,

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rules and regulations of CONSUMERS for all classifications of gas service, under the rates, rules and regulations established and placed in effect therefore by CONSUMERS pursuant to order of the Commission in Cause No. 33829, as shown on the dockets of said Commission.

     Section 6. Assumption of Liabilities by NORTHERN INDIANA FUEL. On and after the effective date of the merger, NORTHERN INDIANA FUEL will assume and be responsible for all debts, liabilities and obligations of CONSUMERS in the same manner and to the same extent as if NORTHERN INDIANA FUEL had itself incurred the same or contracted therefore; and any claim existing or action or proceeding pending by or against CONSUMER may be prosecuted to judgment as if this Plan of Reorganization had not been consummated, or NORTHERN INDIANA FUEL may be substituted in the place of CONSUMERS. The rights of any claimant or creditor of CONSUMERS shall not be impaired by the consummation of this Plan of Reorganization; provided, however, that NORTHERN INDIANA FUEL, pursuant to an agreement by it with any claimant against or creditor of CONSUMERS, may provide for the settlement or satisfaction of any such claim or right and for the release and disd1arge of any lien upon the Gas Properties given by it as security to any sum claimant or creditor.

     Section 7. Accounting for Properties Acquired. Subject to the authorization and approval of the COIm1ission, the Gas Properties shall be taken and recorded on the books of NORTHERN INDIANA FUEL, in accordance with the Uniform system of Accounts prescribed for Class A and B Gas Utilities, under the same accounts and in the same amounts as such Gas Properties are recorded on the books of CONSUMERS as of the Effective Date of Reorganization.

ARTICLE III

                      Condition Precedent to Reorganization

     The consummation of this Plan of Reorganization shall be contingent upon and subject to the obtaining of sum orders and approvals from the Commission as are required by law as a condition precedent to the consummation of such Plan of

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Reorganization, such orders to be satisfactory to counsel for both CONSUMERS and
NORTHERN INDIANA FUEL and containing no restrictions or requirements considered by either CONSUMERS or NORTHERN INDIANA FUEL to be unduly burdensome.

                                   ARTICLE IV

                                Other Provisions

     Section 1. Further Assurances. CONSUMERS and NORTHERN INDIANA FUEL shall cause to be executed and delivered any further and additional documents or instruments as may from time to time be reasonably required for the purpose of consummating or carrying out the Plan of Reorganization contemplated by the terms and provisions hereof.

     Section 2. Governing Law. This Plan of Reorganization has been executed with reference to the laws of the State of Indiana, and shall be governed and construed under the laws of such State.

     IN WITNFSS WHEREOF, the parties hereto have respectively caused this Plan of reorganization to be executed by their duly authorized Officers and their corporate seals to be hereto affixed, the date and year first above written.

                                       NORTHERN INDIANA FUEL AND LIGHT COMPANY,
                                       INC.


                                       /s/ R. A. Spice, Executive Vice President
                                       -----------------------------------------


Attest:


/s/ H. P. Conrad, Jr., Secretary
------------------------------------

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                                       CONSUMERS NATURAL GAS CORP.


                                       /s/ R. A. Spice, Executive Vice President
                                       -----------------------------------------


Attest:


/s/ H. P. Conrad, Jr., Secretary
------------------------------------